UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas
New York, New York	10020
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Unit Purchase Agreement with NBSH Acquisition, LLC

On December 3, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) conducted the previously scheduled auction (the “Auction”) for the sale of the Registrant’s investment management business (the “Business”), held pursuant to bidding procedures approved by the United States Bankruptcy Court (the “Bankruptcy Court”) in connection with the Registrant’s chapter 11 bankruptcy case (In re Lehman Brothers Holdings Inc., Case No. 08-13555-JMP) (the “Bankruptcy Case”).  At the Auction, the Registrant determined that the bid submitted by NBSH Acquisition, LLC (the “Company”) as set forth in the Unit Purchase Agreement, dated as of December 1, 2008 (the “Agreement”), was the highest and best bid submitted and selected the Company’s bid as the winning bid in the Auction.  Following the Auction, the Registrant and the Company entered into the Agreement pursuant to which the Registrant has agreed to transfer, at the closing of the transaction, to the Company (or subsidiaries of the Company) the equity interests of certain subsidiaries and certain assets, and the Company has agreed to assume (or cause certain of its subsidiaries to assume) certain liabilities, related to the Business.  The Company is currently controlled by certain members of the Business’ senior management team.  The description below of key terms of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Because the Agreement was signed by the Registrant as a debtor-in-possession under chapter 11 of the Bankruptcy Code, the Agreement must be approved by the Bankruptcy Court.

As previously disclosed, the Registrant and certain affiliates of the Registrant were parties to an Amended and Restated Purchase Agreement (the “Prior Purchase Agreement”), dated as of October 3, 2008, with IMD Parent LLC (“IMD Parent”), pursuant to which IMD Parent agreed to acquire the Business on the terms, and subject to the conditions of, the Prior Purchase Agreement.  As a result of the Registrant’s selection of the Company’s bid as the winning bid in the Auction, IMD Parent exercised its right to terminate the Prior Purchase Agreement.  Pursuant to the Prior Purchase Agreement, IMD Parent was paid a termination fee of $52.5 million and will be reimbursed its reasonable and documented fees and expenses incurred in connection with the Prior Purchase Agreement.

Key terms of the Agreement are described below:

Key Assets to be Transferred by the Registrant

•                  The Neuberger Berman business, including the portion of the Business that is the private asset management business (including relevant fixed income securities managed within, or on behalf of, the private asset management business), equities mutual fund, equities closed end fund, equities sub-advised fund, equities WRAP (Managed Account Group and model portfolio assets), equities global balanced portfolio and the equities institutional separate accounts businesses.

•                  The fixed income business, including the portion of the Business that offers U.S. fixed income, liquidity and municipal mutual funds and WRAPs, U.S. institutional cash, short duration and municipal products, certain asset management structured products, investment grade core and index, high yield, loans, and other fixed-income asset management products and services other than fixed income securities managed within, or on behalf of, the private asset management business.

•                  Parts of the hedge fund of funds and single manager businesses, including long/short, diversified arbitrage, commodities and quantitative funds.

•                  The private funds investment group of the private equity business, which includes the fund-of-funds businesses (both hedge fund and private equity), secondary private equity and co-investment, as well as several startup private equity businesses, including infrastructure and mezzanine debt.

•                  Certain assets related to the Asian and European asset management businesses, the Asian and European fund businesses, the Asian and European segregated account mandates and the Asian and European distribution platforms.

Key Liabilities to be Assumed by the Company or subsidiaries of the Company

•                  Substantially all liabilities incurred on, or prior to, the closing in connection with the ownership or operation of the Business.

•                  The Registrant’s liabilities under contracts assigned to the Company or any subsidiaries of the Company.

•                  The unfunded amount of the Registrant’s and its affiliates’ general partner or special limited partner capital commitments that are associated with the parts of the private equity business being acquired under the Agreement.

 Key Assets and Liabilities to be Retained by the Registrant

•                  The assets primarily associated with the ICG, CTS, Satori and LibertyView businesses.

•                  The equity interests in the Lehman Brothers Trust Company of Delaware and Lehman Brothers Trust Company, N.A.

•                  The assets primarily associated with the Registrant’s merchant banking, real estate and venture capital private equity funds.

•                  The Registrant’s minority stake investments in the following asset management firms: D.E. Shaw & Co., Ospraie Management, Spinnaker Capital, R3 Capital Partners, One William Street Capital, Field Street Capital Management, GLG Partners, BlueBay Asset Management, Synergy and Integrated Asset Management.

•                  The funded amount of the Registrant’s limited partner and side-by-side capital commitments associated with the Business and the seed capital invested in the Business’s asset management products.

•                  Cash of the Business in excess of the Final Closing Cash Target (as defined in the Agreement).

Conditions to closing

The transaction is expected to close in the first quarter of 2009.  The Agreement contains certain closing conditions that must be satisfied or waived, including the entry by the Bankruptcy Court of a sale order reasonably satisfactory to the Company (which hearing to rule on such sale order is currently scheduled for December 22, 2008).

The Agreement also contains certain other customary closing conditions and termination rights for each of the Registrant and the Company, including the right of either party to terminate the Agreement if the closing of the transaction has not occurred on or prior to June 30, 2009.

Consideration for the Registrant’s Assets

At the closing, the Company will issue equity interests to the Registrant and to certain members of the management team, portfolio managers and other senior professionals of the Business (the “Management”) in the following proportions:

•                  93% of the preferred equity interests of the Company (the “Preferred Units”) will be issued to the Registrant;

•                  7% of the Preferred Units will be issued to members of the Management;

•                  49% of the aggregate common equity interests of the Company (the “Common Units”) will be issued to the Registrant; and

•                  51% of the Common Units will be issued to members of the Management.

The Preferred Units will have an aggregate liquidation preference of $875 million, subject to certain adjustments.  The Preferred Units will bear an annual return of 4% until December 31, 2009, 7% between January 1, 2010 and December 31, 2010 and 10% after January 1, 2011, in each case, of the outstanding preferred liquidation preference.  The annual return is subject to certain adjustments based on market conditions, which could result in a reduction of the return rate to 2% in 2009, 3.5% in 2010 and 7% in 2011 and 2012.  Certain amounts of the excess cash flow generated by the Business will be used to repurchase or redeem the Preferred Units.

Item 1.02.  Termination of a Material Definitive Agreement.

Amended and Restated Purchase Agreement with IMD Parent LLC

The information set forth in the third paragraph of Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 10.1	Unit Purchase Agreement, dated as of December 1, 2008, by and between Lehman Brothers Holdings Inc. and NBSH Acquisition, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: December 9, 2008	By:	/s/ David J. Coles
Name: David J. Coles
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit 10	Unit Purchase Agreement, dated as of December 1, 2008, by and between Lehman Brothers Holdings Inc. and NBSH Acquisition, LLC.